Exhibit 20.5
Page 1 of 3

                   Navistar Financial 1996 - A Owner Trust
                           For the Month of November
                    Distribution Date of December 15, 1997
                           Servicer Certificate #19

Original Pool Amount                                      $459,943,869.53

Beginning Pool Balance                                    $254,984,770.87
Beginning Pool Factor                                           0.5543824

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)     $8,684,491.34
     Interest Collected                                     $2,004,724.93

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                        $206,762.10
Total Additional Deposits                                     $206,762.10

Repos / Chargeoffs                                            $311,380.44
Aggregate Number of Notes Charged Off                                  81

Total Available Funds                                      $10,895,978.37

Ending Pool Balance                                       $245,988,899.09
Ending Pool Factor                                              0.5348237

Servicing Fee                                                 $212,487.31

Repayment of Servicer Advances                                      $0.00

Reserve Account:
     Beginning Balance  (see Memo Item)                    $13,173,991.62
     Target Percentage                                               5.00%
     Target Balance                                        $12,299,444.95
     Minimum Balance                                        $9,658,821.26
     (Release) / Deposit                                     ($874,546.67)
     Ending Balance                                        $12,299,444.95

Current Weighted Average APR:                                      9.536%
Current Weighted Average Remaining Term (months):                   33.82

Delinquencies                                             Dollars        Notes
     Installments:              1 - 30 days            $1,988,510.59     1,493
                                31 - 60 days             $487,833.95       344
                                60+  days                $191,069.13        81

     Total:                                            $2,667,413.67     1,503

     Balances:                  60+  days              $4,157,769.73        81

Memo Item - Reserve Account
     Prior Month                                      $12,749,238.54
+    Invest. Income                                       $88,347.10
+    Excess Serv.                                        $336,405.98
+    Transfer (to) / from Collections Account                  $0.00
     Beginning Balance                                $13,173,991.62

Exhibit 20.5
Page 2 of 3

Navistar Financial 1996 - A Owner Trust
For the Month  of  November

                                                                                     NOTES
                                                                (Money Market)
                                                      TOTAL        CLASS A - 1        CLASS A - 2      CERTIFICATES
                                               $459,943,869.53     $92,000,000.00    $347,245,000.00    $20,698,869.53
Original Pool Amount
Distributions:
     Distribution Percentages                                               0.00%             95.50%             4.50%
     Coupon                                                                5.250%             6.350%            6.500%

Beginning Pool Balance                         $254,984,770.87
Ending Pool Balance                            $245,988,899.09

Collected Principal                              $8,684,491.34
Collected Interest                               $2,004,724.93
Charge - Offs                                      $311,380.44
Liquidation Proceeds / Recoveries                  $206,762.10
Servicing                                          $212,487.31
Cash Transfer from Reserve Account                       $0.00
Total Collections Avail for Debt Service        $10,683,491.06

Beginning Balance                              $254,984,770.87              $0.00    $239,633,627.96    $15,351,142.91

Interest Due                                     $1,351,213.30              $0.00      $1,268,061.28        $83,152.02
Interest Paid                                    $1,351,213.30              $0.00      $1,268,061.28        $83,152.02
Principal Due                                    $8,995,871.78              $0.00      $8,591,057.55       $404,814.23
Principal Paid                                   $8,995,871.78              $0.00      $8,591,057.55       $404,814.23

Ending Balance                                 $245,988,899.09              $0.00    $231,042,570.41    $14,946,328.68
Note / Certificate Pool Factor                                             0.0000             0.6654            0.7221
   (Ending Balance / Original Pool Amount)
Total Distributions                             $10,347,085.08              $0.00      $9,859,118.83       $487,966.25

Interest Shortfall                                       $0.00              $0.00              $0.00             $0.00
Principal Shortfall                                      $0.00              $0.00              $0.00             $0.00
     Total Shortfall                                     $0.00              $0.00              $0.00             $0.00
      (required from Reserve)
Excess Servicing                                   $336,405.98
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance                  $13,173,991.62
(Release) / Draw                                  ($874,546.67)
Ending Reserve Acct Balance                     $12,299,444.95

Exhibit 20.5
Page 3 of 3

Navistar Financial 1996 - A Owner Trust
For the Month  of  November


Trigger Events:
A)   Loss Trigger - Reserve Account Balance
     Loss Trigger - Certificate Lockout Event
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                 6                 5                 4                3                 2                1
                              Jun-97            Jul-97            Aug-97           Sep-97            Oct-97           Nov-97

Beginning Pool Balance   $298,362,233.21   $298,362,233.21   $289,158,602.47   $279,497,851.07  $270,169,037.72  $254,984,770.87

A)   Loss Trigger:
Principal of Contracts
  Charged Off                $678,399.36       $359,030.33       $425,054.70       $651,062.78      $341,088.81      $311,380.44
Recoveries                   $661,604.13       $833,081.20       $960,144.57       $473,254.71    $1,181,249.07      $206,762.10

Loss Trigger - Reserve Account Balance                                    Loss Trigger - Certificate Lockout Event
     Total Charged Off (Months 5, 4, 3)      $1,435,147.81                  Total Charged off (Months 1 - 6)       $2,766,016.42
     Total Recoveries (Months 3, 2, 1)       $1,861,265.88                  Total Recoveries (Months 1 - 6)        $4,316,095.78
     Net Loss / (Recoveries) for 3 Mos        ($426,118.07)(a)              Net Loss/(Recoveries) for 6 Mos.      ($1,550,079.36)(c)

Total Balance (Months 5, 4, 3)             $867,018,686.75 (b)              Total Balance (Months 1 - 6)       $1,703,600,480.79(d)

Loss Ratio Annualized  [(a/b) * (12)]              -0.5898%                 Loss Ratio Annualized [(c/d) (12)]          -1.0919%

Trigger:  Is Ratio > 1.5%                               No                  Trigger:  Is Ratio > 6.0%                        No

                                                                                   Sep-97            Oct-97            Nov-97
B)   Delinquency Trigger:                                                        $5,345,340.19    $2,258,340.43    $4,157,769.73
     Balance delinquency 60+ days                                                     1.91248%         0.83590%         1.63060%
     As % of Beginning Pool Balance                                                   1.48949%         1.35292%         1.45966%
     Three Month Average

Trigger:  Is Average > 2.0%                             No

C)   Noteholders Percent Trigger:                   2.6741%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                             No

Navistar Financial Corporation


by: /s/ R. W. Cain
        R. W. Cain
        Vice President and Treasurer